American Renal Associates Holdings, Inc. Announces Delay in Release of Fourth Quarter and Year-End 2018 Earnings, Filing of 2018 10-K
BEVERLY, Mass.--(BUSINESS WIRE)-- American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading provider of outpatient dialysis services, today announced that it will delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”) and the issuance of its earnings release for the fourth quarter and full year 2018. The Company also reported certain preliminary operating data for the fourth quarter and full year 2018. The Company will not hold an investor call regarding its financial results at this time.
Preliminary Operating Data for Fourth Quarter and Fiscal 2018
As of December 31, 2018, the Company provided services at 241 outpatient dialysis clinics serving 16,543 patients, compared to 228 outpatient dialysis clinics serving 15,637 patients as of December 31, 2017.
Treatment Volume: Total dialysis treatments for the fourth quarter of 2018 were 600,190, representing an increase of 6.1% over the fourth quarter of 2017. Non-acquired treatment growth was 4.9%, and acquired treatment growth was 1.2% for the fourth quarter of 2018. Fourth quarter 2018 normalized total treatment growth was 5.6%, and normalized non-acquired treatment growth was 4.5% as compared to the prior year period. Total dialysis treatments for the year ended December 31, 2018 were 2,311,037, compared to 2,191,172 for the year ended December 31, 2017, representing an increase of 5.5% over the prior year period. Non-acquired treatment growth was 4.4%, and acquired treatment growth was 1.1% for the year ended December 31, 2018. Full-year 2018 normalized total treatment growth was 6.1% and normalized non-acquired treatment growth was 5.0% as compared to the prior year period.
Clinic Activity: During the fourth quarter of 2018, the Company opened five de novo clinics and acquired one clinic. For the year ended December 31, 2018, the Company opened 13 de novo clinics, acquired one clinic and sold one clinic. As of December 31, 2018, the Company had 28 signed clinics scheduled to open in the future.
Review of Revenue Recognition Methodology
As previously disclosed, in October 2018, the Staff of the Securities and Exchange Commission (“SEC”) requested that the Company voluntarily provide documents and information relating to certain revenue recognition, collections and related matters. Following receipt of the SEC request, the Company responded by producing documents and information to the Staff and expects to continue to cooperate with the SEC by providing additional documents and information to the Staff in the future. In addition, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company began an examination of the Company’s revenue recognition methodology and related accounting matters, such as internal control over financial reporting related to revenue recognition and related matters, with the assistance of legal counsel that reports to the Audit Committee, as well as independent accounting advisors retained by the Audit Committee’s counsel.
The Audit Committee’s review is continuing. With the assistance of its advisors, the Audit Committee is examining reserve computations and other accounting practices that could have an impact on accounts receivable and revenue for the fiscal year ended December 31, 2018, as well as the previously reported fiscal years ended December 31, 2014, 2015, 2016 and 2017, the fiscal quarters within those fiscal years and the first three fiscal quarters of 2018. The Audit Committee is continuing to evaluate whether and how any such adjustments will affect individual quarters and years during the affected period, and the Company does not expect to comment further on the Audit

Committee’s review until it is completed. However, the Company currently believes that the filing of its 2018 Form 10-K will be delayed and has informed the Company’s independent registered public accounting firm and the Staff of the SEC accordingly. While the operating data presented above in this press release are preliminary in nature, the Company does not believe they will be affected by the ongoing review.
The Audit Committee and the Board are continuing to evaluate these matters and are working diligently to complete their review so that the Company can file its 2018 Form 10-K and make any related disclosures as promptly as practicable.
The Company remains committed to its Core Values and to delivering high quality care to patients, together with its physician partners.
About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of December 31, 2018, ARA operated 241 dialysis clinic locations in 27 states and the District of Columbia serving approximately 16,500 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Audit Committee’s review and related matters, are based upon currently available information, operating plans and projections about future events and trends. Terminology such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target” or “will” or variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include: that the Audit Committee’s review of the matters described above is ongoing, including with respect to the amounts at issue and the periods to which they relate; that the Audit Committee’s review of the matters described above may take longer to complete than currently anticipated; that the Company may take longer to file its 2018 Form 10-K than anticipated; that the 2018 Form 10-K may include revisions to, or restatements of, the Company’s financial statements for prior periods; and that the Company may report one or more material weaknesses in the Company’s internal control over financial reporting and may conclude that its disclosure controls and procedures required by the Securities Exchange Act of 1934 were not effective.

As discussed above, the Company’s 2018 Form 10-K may include information about previously reported periods that varies, possibly materially, from the information provided in the past with respect to those periods, and the 2018 Form 10-K may include information that varies, possibly materially, from expectations for the fourth quarter and year ended December 31, 2018. For additional information and other factors that could cause the Company’s actual results to materially differ from those set forth herein, please see the Company’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978) 522-6063; Email: dlehrich@americanrenal.com

2